UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 11, 2009
AMICAS, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25311	59-2248411

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

20 Guest Street, Boston, MA	02135

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 617-779-7878

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On March 11, 2009, a putative shareholder class action lawsuit was filed against Emageon Inc., members of the Emageon Board of Directors and AMICAS, Inc. in the Superior Court Department, Suffolk County, Massachusetts. The action, styled Fishman v. Williamson, et al., alleged, among other things, that the members of the Emageon Board of Directors violated their fiduciary duties by failing to maximize value for Emageon’s shareholders when negotiating and entering into the Agreement and Plan of Merger dated as of February 23, 2009 among Emageon, AMICAS and a subsidiary of AMICAS. The complaint alleged that AMICAS aided and abetted those purported breaches.
On March 16, 2009, this action was withdrawn by the plaintiff without prejudice.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICAS, INC.

By: Name:	/s/ CRAIG NEWFIELD Craig Newfield
Title:	Vice President & General Counsel
Date: March 17, 2009